BACKSTOP COMMITMENT AGREEMENT

THIS BACKSTOP COMMITMENT AGREEMENT (this “Agreement”), dated as of December [  ], 2017, is by and between Reed’s, Inc., a Delaware corporation (the “Company”) and Raptor/Harbor Reeds SPV LLC, a Delaware limited liability company (the “Backstop Investor”).

RECITALS

WHEREAS, the Company has agreed to commence a Rights Offering (defined below) of up to $14 million to its stockholders of record as of December 1, 2017;

WHEREAS, the Backstop Investor desires to backstop the Rights Offering on a standby basis to facilitate the transaction;

WHEREAS, the Company obtained shareholder approval for the private offering to the Backstop Investor contemplated herein at the Company’s 2017 Annual Meeting of Stockholders on September 29, 2017 in accordance with NYSE American Company Guide Section 713; and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D thereunder, the Company desires to sell, and the Backstop Investor desires to purchase, securities of the Company as more fully described in this Agreement. Capitalized terms used but not defined herein shall have the meaning set forth in the Registration Statement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Backstop Investor and the Company agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The following terms shall be defined as set forth herein:

“2016 PIPE Participants” means three Persons that were each subscribers of $500,000 or more of securities in the Company’s financing transaction pursuant to that certain Securities Purchase Agreement dated May 26, 2016 that have a right to participate in this transaction.

“Backstop Commitment” means $6 million of Units purchased upon the same terms as set forth in the Prospectus, reduced (i) to the extent aggregate gross proceeds to Company from the exercise of Rights by Rights Holders (other than the Backstop Investor) exceeds $8 million and (ii) to the extent of the Backstop Investor’s participation in the Rights Offering as a Rights Holder.

“Backstop Purchase Price” is defined in Section 2.2(b).

“Backstop Shares” means shares of Common Stock underlying the Backstop Units.

“Backstop Units” means that number of Units purchased pursuant to the Backstop Commitment or such additional Units as may be purchased by the Backstop Investor pursuant to Section 2.2(e) of this Agreement.

“Backstop Warrant” means the warrant to purchase Backstop Warrant Shares included among the Backstop Units.

“Backstop Warrant Shares” means shares of Common Stock underlying the Backstop Warrant.

“Contracts” means any contract, arrangement, note, bond, commitment, purchase order, sales order, franchise, guarantee, indemnity, indenture, instrument, lease, license or other agreement, understanding, instrument or obligation, whether written or oral, all amendments, supplements and modifications of or for any of the foregoing and all rights and interests arising thereunder or in connection therewith.

“Commitment Warrant” is defined in Section 2.3(a).

“Commitment Warrant Shares” means shares of Common Stock underlying Commitment Warrants.

“Common Stock” means common stock of the Company, $0.0001 par value.

“Dealer-Manager” means Maxim Group LLC, the dealer-manager of the Rights Offering.

“Encumbrance” means any security interest, pledge, mortgage, lien, claim, option, charge or encumbrance.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Authority” means any federal, national, supranational, foreign, state, provincial, local, county, municipal or other government, any governmental, regulatory or administrative authority, agency, department, bureau, board, commission or official or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, or any court, tribunal, judicial or arbitral body.

“Material Adverse Effect” means any of the following: (i) any event, state of facts, circumstance, development, change, effect or occurrence that has a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) the existence of any Order that prohibits or renders unachievable the consummation of the Rights Offering or the transactions contemplated by this Agreement, (iii) any event, state of facts, circumstance, development, change, effect or occurrence that has a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole, or (iv) any event, state of facts, circumstance, development, change, effect or occurrence that has a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement; provided, however, that (a) changes in the trading price of the Common Stock shall not, in and of itself, constitute a Material Adverse Effect, and (b) notice of delisting of the Company’s Common Stock by the NYSE shall not, in and of itself, constitute a Material Adverse Effect, provided the decision is subject to appeal and the Company shall have received subscriptions from Rights Holders other than the Backstop Investor exercising Rights in the Rights Offering of a minimum of $4.5 million.

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“Order” means any order, writ, judgment, injunction, decree, rule, ruling, directive, stipulation, determination or award made, issued or entered by or with any Governmental Authority, whether preliminary, interlocutory or final.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, joint venture, trust, Governmental Authority, first nation, aboriginal or native group or band, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Prospectus” means prospectus included in Registration Statement.

“Registrable Securities” means Backstop Shares, Backstop Warrant Shares and Commitment Warrant Shares.

“Registration Statement” means the registration statement on Form S-1, (File No. 333-221059) filed with the SEC October 23, 2017, as amended November 21, 2017, and as may be further amended from time to time.

“Rights Holder” means shareholder of record of the Company on December 1, 2017 that has been granted subscription rights pursuant to a basic subscription right and an over-subscription privilege to purchase Units in the Company’s Rights Offering.

“Rights Offering” means the Company’s public offering of subscription rights to its Rights Holders as described in the Prospectus.

“SEC Reports” means the Company’s (i) annual report on Form 10-K for the fiscal year ended December 31, 2016, (ii) quarterly reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 and (iii) and all other reports, schedules, forms, statements and other documents filed on or after January 1, 2017 and before the date of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Subscription Agent” means Continental Stock Transfer & Trust Company, the subscription agent for the Rights Offering.

“Subscription Price” means the price per Unit in the Rights Offering.

“Units” means units offered in the Rights Offering.

“Warrant Exercise Agreement” means warrant exercise agreement by and between the Company and Backstop Investor dated July 13, 3017.

ARTICLE II

RIGHTS OFFERING; BACKSTOP COMMITMENT; COMMITMENT WARRANT

Section 2.1 Rights Offering.

The Company shall commence the Rights Offering on or before December 5, 2017 (as such date may be extended by the Company and Dealer-Manager) and the Rights Offering shall remain open until no later than 5:00 p.m., Eastern time on December 15, 2017 (as such date may be extended by the Company and Dealer-Manager)(the “Expiration Date”). The Rights Offering shall be conducted and consummated on the terms, subject to the conditions and in accordance with the Prospectus.

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Section 2.2. Backstop Commitment.

(a) On the terms and subject to the conditions contained herein, and in reliance on the representations and warranties set forth in this Agreement, the Backstop Investor hereby agrees to purchase, and the Company hereby agrees to sell and issue to the Backstop Investor, at the Backstop Purchase Price therefor, the Backstop Units.

(b) No later than (1) Business Day following the Expiration Date, the Company shall give, or cause to be given, to the Backstop Investor, by e-mail or by electronic facsimile transmission, a written notification (the “Backstop Notice”) setting forth the total amount of Units subscribed for in the Rights Offering by Rights Holders, the number of then unsubscribed Units, and the purchase price for the Backstop Investor pursuant to the terms of this Agreement (“Backstop Purchase Price”).

(c) The Backstop Investor will remit, via wire transfer of immediately available funds, the Backstop Purchase Price, directly to the account maintained by the Subscription Agent, for purposes of accepting subscriptions in the Rights Offering at JP Morgan Chase, 4 Metrotech Center, Brooklyn NY 11245, SWIFT CHASUS333, ABA# 021000021, Credit: Continental Stock Transfer & Trust Company as subscription agent for Reed’s Inc. Rights Offer, Account # 475-471873, for further credit to Reed’s Inc., and name of the Backstop Investor, no later than 5:00 p.m. EST on the third (3rd) Business Day following receipt of the Backstop Notice.

(d) The Company shall cause its transfer agent to credit the aggregate number of Backstop Shares and Backstop Warrants to which the Backstop Investor is entitled to the Backstop Investor’s or its designee’s account in book entry form and deliver to the Backstop Investor such certificates, documents or instruments required to be delivered by it to the Backstop Investor pursuant to this Agreement.

(e) Investment of any amount greater than $6 million will be made in the Backstop Investor’s sole discretion, subject to limitations of NYSE American Company Guide Section 713 and shareholder approval obtained at the Company’s 2017 Annual Meeting of Stockholders on September 29, 2017.

Section 2.3. Commitment Warrant.

(a) In consideration for the Backstop Commitment, and contingent upon closing the Rights Offering (but regardless of whether all or any portion of the Backstop Commitment is funded), the Company will issue to the Backstop Investor the right to purchase a minimum of 750,000 shares of Common Stock (the “Commitment Warrant”). The Commitment Warrant will have an exercise price equal to [ ], will have a term of five (5) years and will not be exercisable for a period of 180 days of the date of this Agreement. The Commitment Warrant will otherwise be substantially in the form of warrants issued by the Company to the Backstop Investor pursuant to the Warrant Exercise Agreement. The form of Commitment Warrant is attached hereto as Exhibit A and incorporated herein by this reference.

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(b) In the event the Backstop Investor determines, in its sole discretion, to fund more than $6 million pursuant to this Agreement, as determined by the Backstop Investor in its sole discretion, the Company will increase the Commitment Warrant Shares by that number of shares equal to 12.5% of funding amount in excess of $6 million.

Section 2.4 Board of Directors. The Company will use its best efforts to appoint up to two individuals designated by the Backstop Investor to serve on the Company’s Board of Directors, subject to NYSE American rules and regulations promptly after the Expiration Date.

Section 2.5 Registration Rights. On or prior to 45 days following the Expiration Date, the Company shall prepare and file with the Commission a registration statement covering the resale of all of Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415; provided, however, that the Backstop Investor shall not be required to be named as an “underwriter” without the Backstop Investor’s express prior written consent. The Company shall use commercially reasonable efforts to cause a registration statement filed under this Agreement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than 90 days following the Effective Date, and shall use commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such registration statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 (assuming cashless exercise) and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the Backstop Investor (the “Effectiveness Period”). Violations by the Company of this Section 2.5 shall result in payment by the Company to the Backstop Investor, as liquidated damages and not as a penalty, equal to 2.0% of the number of Commitment Warrant Shares for each month of delay in the violation this Section 2.5. The parties agree that the maximum aggregate liquidated damages payable to a Backstop Investor under this Agreement shall be 10% of the Commitment Warrant Shares. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of a violation.

Section 2.6 Filing of Form 8-K. On or before 9:00 a.m., Eastern time, on the first (1st) business day following the execution of this Agreement by the Company and the Backstop Investor, the Company shall file a Current Report on Form 8-K, including the form of this Agreement (the “8-K Filing”), with the Securities and Exchange Commission (“Commission”) in the form required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”). From and after the 8-K Filing, the Company represents and warrants to the Backstop Investor that (a) it shall have publicly disclosed all material, non-public information previously delivered to the Backstop Investor by the Company, or any of their respective officers, directors, employees or agents and (ii) the SEC Reports did not, when filed, and do not contain any untrue statement of a material fact or omit to state any material fact necessary to prevent the statements contained therein from being misleading.

Section 2.7 Conditions to Backstop Investor’s Obligations. The obligations of the Backstop Investor hereunder are subject to the following conditions being met:

(a) the Rights Offering shall have been made on terms substantially as stated in Amendment No. 1 to the Registration Statement, filed with the SEC on November 21, 2017 and the Registration Statement shall remain in full force and effect;

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(b) the representations and warranties of the Company set forth in Article III of this Agreement shall have been true and correct when made, shall remain true and correct as of Closing except to the extent made as of a specific date and the Company shall deliver a certificate of an officer of the Company certifying as to the foregoing;

(c) all obligations, covenants and agreements of the Company required to be performed at or prior to the Expiration Date shall have been performed, and the Company shall deliver a certificate of an officer of the Company certifying as to the foregoing;

(d) the delivery of a Secretary’s Certificate certifying as to the Board of Directors resolutions approving the transactions contemplated hereby;

(e) there shall have been no Material Adverse Effect since the date hereof;

(f) the Company shall have received subscriptions from Rights Holders (other than the Backstop Investor) exercising Rights in the Rights Offering of a minimum of $4.5 million;

(g) the Expiration Date of the Rights Offering shall have occurred on or prior to December 28, 2017;

(h) from the date hereof to the Expiration Date, trading in the Company’s common stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Expiration Date), and, at any time prior to the Expiration Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Backstop Investor, makes it impracticable or inadvisable to consummate the transactions hereunder; and

(i) delivery of legal opinion typical for such transactions of Company’s U.S. securities counsel in form and substance reasonably acceptable to Backstop Investor’s counsel.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. The Company hereby makes the representations and warranties set forth below to the Backstop Investor that:

(a) Authorization; Enforcement; Validity. The Company has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder (including, without limitation the issuance of the Rights Shares, Rights Warrants and the Commitment Warrants) in accordance with the terms hereof. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder (including, without limitation, the issuance of the Rights Shares, Rights Warrants and the Commitment Warrants), have been duly authorized by all requisite action on the part of the Company, and no other action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

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(b) No Conflicts. Assuming that all consents, approvals, authorizations and other actions described in Section 3.1(c) have been obtained, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Backstop Shares, Backstop Warrant and the Commitment Warrant) do not and will not: (i) violate, conflict with or result in the breach of the certificate of incorporation, bylaws, or similar formation or organizational documents of the Company; (ii) conflict with or violate any Law or Order applicable to the Company, any of its Subsidiaries or any of their respective assets or properties; (iii) violate, conflict with, result in any breach of, constitute a default under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, Contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company is a party or to which any of their respective assets or properties are subject, or result in the creation of any Encumbrance on any of their respective assets or properties, except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach or default that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) Consents and Approvals. The Company has received all consents, waivers, authorizations or orders of, has given any notices to, or made all filings or registrations with, any court or other federal, state, local or other governmental authority, agency or other Person (collectively, “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted, and each such Consent is valid and in full force and effect. Neither the Company nor any of its Affiliates has received any notice of any investigation or proceedings which, if decided adversely to the Company, could reasonably be expected to result in the revocation of, or the imposition of a materially burdensome restriction on, any Consent. No Consent contains a materially burdensome restriction not disclosed in the SEC Reports (in the Form 10-K for the year ended December 31, 2016 and thereafter). Other than 2016 PIPE Participants’ right of participation, the Company is not required to obtain any Consents in connection with the execution, delivery and performance by the Company of this Agreement, other than: (i) the filings required pursuant to this Agreement, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance, sale and listing of the securities of the Company trading thereon in the time and manner required thereby, (iii) the filing of Form D with the Commission and (iv) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”). The 2016 PIPE Participants have been provided with required written notices pursuant to Section 4.11 of the Securities Purchase Agreement dated May 16, 2016 by and between such Participants and the Company in satisfaction of all requirements of such section and each Participant has declined to participate as a backstop investor for the Rights Offering.

(d) DGCL Section 203. The Board of Directors of the Company has taken all necessary action to approve the transactions contemplated hereunder so as to make Section 203 of the Delaware General Corporation Law not apply to the Backstop Investor.

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(e) Issuance of the Securities; Registration. The Backstop Shares are duly authorized and, when issued and paid for hereunder, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, other than restrictions on transfer provided for hereunder. The Backstop Warrant Shares and Commitment Warrant Shares, when issued in accordance with the Backstop Warrant and Commitment Warrant, respectively, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company, other than restrictions on transfer provided for hereunder. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon (i) exercise of the Backstop Warrant and Commitment Warrant, (ii) conversion or exchange of all other outstanding securities convertible or exchangeable for any shares of Common Stock and (iii) exercise of all outstanding options, warrants or rights to subscribe for or purchase Common Stock or securities convertible into or exchangeable for Common Stock.

(f) SEC Reports; Financial Statements. The Company’s SEC Reports comply in all material respects with the requirements of the Exchange Act and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except for the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016, the Company has filed all SEC Reports on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company is a party or to which the property or assets of the Company are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the Commission.

(g) Compliance. The Company: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is not and has not been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, health, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

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(h) Private Placement. Assuming the accuracy of the Backstop Investor’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Units and Commitment Warrant by the Company to the Backstop Investor as contemplated hereby.

(i) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the transactions contemplated hereby, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(j) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company shall use its best efforts to maintain its compliance with the NYSE American listing standards and pursuant to its plan of compliance submitted to the NYSE American on July 20, 2016. If the Company does not receive gross proceeds of $10.5 million from the combined exercise of subscription Rights by Rights Holders and the Backstop Commitment by December 22, 2017, the Company expects to be delisted from the NYSE American. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(k) No Integrated Offering. Assuming the accuracy of the Backstop Investor’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of the Commitment Warrants to be integrated with prior offerings by the Company for purposes of (i) any applicable law or regulation including the Securities Act which would require the registration of any such securities under the Securities Act or any applicable law or regulation, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(l) No Disqualification Events. With respect to the Backstop Shares, the Backstop Warrant Shares and the Commitment Warrant Shares to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Backstop Investor a copy of any disclosures provided thereunder.

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(m) The Company and the Board of Directors of the Company have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation, as amended (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Backstop Investor as a result of the Backstop Investor and the Company fulfilling their obligations or exercising their rights hereunder.

Section 3.2 Representations and Warranties of the Backstop Investor. The Backstop Investor hereby makes the representations and warranties set forth below to the Company that as of the date of its execution of this Agreement:

(a) Due Authorization. The Backstop Investor represents and warrants that (i) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (ii) this Agreement has been duly executed and delivered by the Backstop Investor and constitutes the valid and binding obligation of the Backstop Investor, enforceable against it in accordance with its terms.

(b) No Conflicts. The execution, delivery and performance of this Agreement by the Backstop Investor and the consummation by the Backstop Investor of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Backstop Investor’s organizational or charter documents, or (ii) conflict with or result in a violation of any agreement, law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority which would interfere with the ability of the Backstop Investor to perform its obligations under this Agreement.

(c) Access to Information. The Backstop Investor acknowledges that it has had the opportunity to review this Agreement and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the exercise of the Backstop Warrant and the Commitment Warrant and the merits and risks of investing in the Backstop Warrant Shares and the Commitment Warrant Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment; provided, however, that such review, opportunity and access shall not alter, diminish or impair the Backstop Investor’s rights hereunder or under any other agreement, instrument or indenture.

(d) Backstop Investor Status. At the time such Backstop Investor was offered the Backstop Warrant and the Commitment Warrant, it was, and as of the date hereof it is, and on each date on which it exercises any the Backstop Warrant or the Commitment Warrant, it will represent and warrant that it is: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

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ARTICLE IV

TERMINATION

Section 4.1 Termination.

(a) Termination by the Backstop Investor. The Agreement may be terminated at any time by the Backstop Investor upon the failure of any of the conditions set forth in Section 2.7.

(b) Termination by the Company. The Agreement may be terminated at any time by the Company if the Backstop Investor takes any action that would be a breach of this Agreement, and if such breach is not cured within five (5) Business Days after receipt of written notice from the Company to Backstop Investor.

(c) Mutual Termination. This Agreement may be terminated by the mutual written consent of the Company and the Backstop Investor.

(d) Automatic Termination. This Agreement will automatically terminate upon failure of the Company to receive subscriptions from Rights Holders (other than the Backstop Investor exercising Rights in the Rights Offering) of a minimum of $4.5 million or other termination or abandonment of the Rights Offering.

ARTICLE V

MISCELLANEOUS

Section 5.1 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the sale of the Backstop Units and Commitment Warrants in a manner that would require the registration under the Securities Act of the sale of the Backstop Units and Commitment Warrants or that would be integrated with the offer or sale of the Backstop Units and Commitment Warrants for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

Section 5.2 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated hereunder and information and disclosures included in the Company’s SEC Reports, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide the Backstop Investor or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Backstop Investor shall have consented to the receipt of such information, which consent shall constitute the Backstop Investor’s agreement to keep such information confidential. The Company understands and confirms that the Backstop Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to the Backstop Investor without the Backstop Investor’s consent, the Company hereby covenants and agrees that the Backstop Investor shall not have any duty of confidentiality to the Company, or any of its officers, directors, agents, employees or Affiliates, or a duty to the Company or any of its officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Backstop Investor shall remain subject to applicable law. To the extent that any notice provided pursuant to this Agreement constitutes, or contains, material, non-public information regarding the Company, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that the Backstop Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

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Section 5.3 Indemnification of Backstop Investor. Subject to the provisions of this Section 5.3, the Company will indemnify and hold Backstop Investor and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Backstop Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Backstop Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Backstop Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or (b) any action instituted against the Backstop Investor Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Backstop Investor Parties, with respect to any of the transactions contemplated hereunder (unless such action is based upon a breach of such Backstop Investor Party’s representations, warranties or covenants hereunder or any agreements or understandings such Backstop Investor Parties may have with any such stockholder or any violations by such Backstop Investor Parties of state or federal securities laws or any other conduct by such Backstop Investor Parties which constitutes fraud or gross negligence). If any action shall be brought against any Backstop Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Backstop Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Backstop Investor Party. Any Backstop Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Backstop Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Backstop Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Backstop Investor Party under this Agreement (y) for any settlement by a Backstop Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Backstop Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Backstop Investor Party in this Agreement. The indemnification required by this Section 5.3 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Backstop Investor Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

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Section 5.4 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Backstop Warrant Shares and the Commitment Warrant Shares pursuant to any exercise of the Backstop Warrant or the Commitment Warrant, as applicable. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of the Backstop Warrant and the Commitment Warrant, the Company shall take such corporate act as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number as shall be sufficient for such purposes.

Section 5.5 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Backstop Committment as required under Regulation D and to provide a copy thereof, promptly upon request of the Backstop Investor. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Backstop Units and Commitment Warrants for, sale to the Backstop Investor at the Expiration Date under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Backstop Investor.

Section 5.6 Exercise of Warrants. The form Notice of Exercise included in the Commitment Warrant sets forth the totality of the procedures required of the Backstop Investor in order to exercise the Commitment Warrant. Without limiting the preceding sentence, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Commitment Warrant. No additional legal opinion, other information or instructions shall be required of the Backstop Investor to exercise their Commitment Warrant. The Company shall honor exercises of the Commitment Warrant in accordance with the terms, conditions and time periods set forth in the Commitment Warrant

Section 5.7 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to this Agreement constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

Section 5.8 Survival. All warranties and representations (as of the date such warranties and representations were made) made herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the parties hereto and shall survive the issuance of the Backstop Units and Commitment Warrant. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided however that the Company may not assign this Agreement or the obligations and rights of the Company hereunder without the prior written consent of the Backstop Investor.

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Section 5.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 5.10 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 5.11 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

Section 5.12 Entire Agreement. This Agreement and the Commitment Warrant represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof.

Section 5.13 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 5.14 Fees and Expenses. The Company shall pay the reasonable legal fees and expenses of Backstop Investor in connection with the transactions contemplated hereby not to exceed $50,000 in the aggregate.

Section 5.15 Brokerage Fees. Maxim Group LLC will receive a commission equal to 2% of the Backstop Purchase Price and 2% of the gross proceeds attributable to Backstop Investor’s participation in the Rights Offering as a Rights Holder. No other brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Backstop Investor shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by Backstop Investor pursuant to agreements entered into by the Backstop Investor, which fees or commission shall be the sole responsibility of Backstop Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section 5.15 that may be due in connection with the transactions contemplated by this Agreement due to an arrangement or agreement made by the Company.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

REED’S INC.,
a Delaware corporation

By:	Valentin Stalowir
Its:	Chief Executive Officer

RAPTOR/ HARBOR REED’S SPV, LLC,
a Delaware limited liability company

By:	Daniel J. Doherty III
Its:	Authorized Signatory

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